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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-04905 and Form S-8 No. 333-67743) pertaining to the National Technical Systems, Inc. 1994 Stock Option Plan and the XXCAL, Inc. Stock Option Plan and in the related Prospectuses of our report dated April 14, 2003, with respect to the consolidated financial statements and schedule of National Technical Systems, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2003.

                      /s/ Ernst & Young LLP

Woodland Hills, California
April 28, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS